Michael T. Vea Chairman, President and Chief Executive Officer Investor Presentation Margolin & Associates, Inc. Midwest Super-Community Bank Conference Chicago, IL February 28, 2006

Safe Harbor Statement This presentation contains forward-looking statements within the meaning of the federal securities laws. These statements are provided to assist in the understanding of future financial performance. They are based on current expectations and involve a number of risks and uncertainties. Actual results could materially differ from the results anticipated in any forward-looking statements. Factors that might cause such a difference include, but are not limited to: general, regional, and local economic conditions which affect interest rates and net income, credit risks and risks of concentration (geographic and by industry) within the company's loan portfolio, the outcome of efforts to sell under-performing loans and manage interest rate sensitivity within the balance sheet, competition, changes in regulations affecting financial institutions, and other matters discussed in this presentation Integra Bank Corporation undertakes no obligation to release revisions to these forward-looking statements or to reflect events or conditions occurring after the date of this presentation.

Today's Presentation At A Glance Who We Are A proud heritage of community banking What We Are Accomplishing Strong core banking trends Arrows going in the right direction 2006 Priorities Continue earnings and revenue improvement through Strong customer growth Continue asset mix improvement Efficiency improvements

Who We Are

Who We Are . . . Overview Founded in 1850 in Evansville, Indiana's 3rd largest city Common stock IBNK trades on NASDAQ Dividend paid every year since 1923 Snapshot Assets $2.7 bn Banking Centers 74 ATMs 127 Shares Outstanding 17.5 mm Daily Avg Volume 28.6K

Who We Are . . . An Experienced Team Conclusion: An experienced team with metropolitan market backgrounds, have been together since 2001 Name Age Experience Michael T. Vea 47 Integra Bank Corp Chairman, President, CEO 1999 - Present Bank One, Cincinnati President, CEO 1995 - 1999 Archie M. Brown 45 Integra Bank Corp EVP - Commercial and Consumer 2001 - Present Firstar Bank (US Bank) SVP - Consumer and Small Business 1997 - 2001 Martin M. Zorn 49 Integra Bank Corp EVP, Chief Risk Officer 2001 - Present Wachovia Bank Regional Executive 1994 - 2001

Who We Are... Integra's Strategy Increase shareholder value through more consistent and higher levels of revenue and earnings, or more simply; Grow our Customer Base and Provide More Services to Them Tactical plans to achieve our strategy Grow low cost deposits Increase fee income Improve asset mix Drive efficiencies Continue credit quality improvements

What We Are Accomplishing

Fourth Quarter Results EPS of 39 cents compared to 38 cents 3rd quarter, in line with expectations Full year $1.56 EPS Best in 5 years Arrows pointing in the right direction Strong customer growth Solid growth in loans, deposits, and fee income Expenses down for 2nd straight quarter Stabilized margin and net interest income Stable credit quality

Checking Account Growth Checking accounts grew 12% due to our high performance checking initiative. 1/3 of the new accounts were from customer referrals Branch sale in 2Q05 resulted in sale of 2,647 checking accounts, percentage growth is 4Q05 over 4Q04 +12%

Commercial Loan Growth Commercial balances increased 12% due to new initiatives, capture of market share and economic pick-up ($ in 000s) +12% Loan and deposit balances are average balances, percentage growth is 4Q05 over 4Q04

Consumer Loan Growth Consumer Loans increased 9%, consistent with 5 year trends ($ in 000s) +9% Loan and deposit balances are average balances, percentage growth is 4Q05 over 4Q04

Fee Income Growth Service charges on deposit accounts grew 34% New checking account growth has driven the increase ($ in 000s) +34% Percentage growth is 4Q05 over 4Q04

Net Interest Income & Margin Net Interest Income (NII) has stabilized and showed slight expansion in 4Q05. We expect NII to show modest expansion in 2006

Efficiency Focused Non-Interest Expense (NIE) fell $3.6MM (4.5%) year over year (*), with an additional $3MM reduction anticipated in 2006 (*) Removed $57MM in debt prepayment expenses from 2004 NIE

Improving Earning Asset Mix Continued attrition of the investment portfolio, coupled with solid loan growth has driven a more attractive asset mix

Deposit Mix Transformation New initiatives and pricing discipline have translated into a more attractive deposit mix

Credit Quality Improvements In 2Q05, Integra placed a secured loan participation on non-accrual ($13.9MM YE Balance). An appropriate reserve has been established While NPAs have shown marked improvement, net charge-offs have been stable

2006 Priorities

2006 Priorities - Continue successful initiatives 2006 EPS guidance: $1.65 - $1.72 per diluted share Continue customer growth Core checking account growth, cross-sell, customer referrals Asset mix improvements Commercial loan growth through CRE, small business and contiguous market expansion Continued reductions in securities and mortgages Margin optimization, reduced interest rate risk Efficiency improvements Reduced NIE by $3.6MM in 2005, targeting $3MM additional in 2006 Targeting a 60% efficiency ratio by 4Q06 Acquisitions in attractive contiguous markets Capital Management

2006 Priorities High Performance Checking Focus on core checking account acquisition through product simplification and leveraging direct mail expertise Similar program to BankAtlantic, TCF Financial, and Hibernia Accelerate growth through existing branch network Grow net checking accounts by over 12,000 in 2006 Increase deposit service charges by over $2MM Drive checking deposit growth of $20MM Leverage cross-sell opportunity

2006 Priorities Commercial loan initiatives Metro commercial real estate (CRE) strategy Hired CRE team in 2003 that executive management worked with previously. Offices open in Cincinnati, Louisville and Cleveland Target financially strong developers with proven track records. Many projects have investment grade tenants $250MM in average balances as of December '05 Average note size of $2.3MM Primarily floating rate construction loans Underwritten to secondary market standards Plan contiguous market expansions

Investment Thesis

IBNK Price Performance Total Price Return = -3.0% IBNK return compared to -8.0% for our Peer Group Dividend yield of 2.90% as of January 31, 2006

Third Party Assessments ISS Corporate Governance Quotient (CGQ) Ratings As of February 2006, Integra outperformed 86% of the companies in the Russell 3000 Index and 88% of the companies in the banking group Moody's Investor Services Assigned Integra Bank Long-Term Deposits with Investment Grade Rating of Baa2

Who We Are... Investment Thesis Gaining momentum Demonstrating success in growing customers, and their related loans and deposits Leveraging deposit gathering skills with metro lending opportunities Continuing efficiency improvements A stock with expansion opportunity Lower price/book and price/earnings than peers, closing the gap

Thank You For more information: Visit our website, www.integrabank.com Listen to our web casts to follow our progress Call our CEO, Mike Vea, with additional questions (812) 464-9604